PEPSICO

                            EXECUTIVE INCOME DEFERRAL

                                     PROGRAM












                             As Amended and Restated

                             Effective July 1, 1997



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                                      -ii-

                                     PEPSICO
                        EXECUTIVE INCOME DEFERRAL PROGRAM

                                TABLE OF CONTENTS


ARTICLE I:  INTRODUCTION AND ESTABLISHMENT...................................1


ARTICLE II:  DEFINITIONS.....................................................2

      2.1  Account...........................................................2
      2.2  Base Compensation.................................................2
      2.3  Bonus Compensation................................................2
      2.4  Beneficiary.......................................................2
      2.5  Code..............................................................3
      2.6  Company...........................................................3
      2.7  Deferral Subaccount...............................................3
      2.8  Disability........................................................3
      2.9  Effective Date....................................................3
      2.10  Election Form....................................................3
      2.11  Employee.........................................................3
      2.12  Employer.........................................................3
      2.13  ERISA............................................................3
      2.14  Fair Market Value................................................4
      2.15  Participant......................................................4
      2.16  Performance Unit Payout..........................................4
      2.17  Plan.............................................................4
      2.18  Plan Administrator...............................................4
      2.19  Plan Year........................................................4
      2.20  Retirement.......................................................4
      2.21  Risk of Forfeiture Account.......................................4
      2.22  Stock Option Gains...............................................5
      2.23  Termination of Employment........................................5
      2.24  Valuation Date...................................................5

ARTICLE III:  PARTICIPATION..................................................6

      3.1  Eligibility to Participate........................................6
      3.2  Deferral Election.................................................6
      3.3  Time and Manner of Deferral Election..............................7
      3.4  Period of Deferral................................................8

ARTICLE IV:  INTEREST OF PARTICIPANTS.......................................10

      4.1  Accounting for Participants' Interests...........................10
      4.2  Vesting of a Participant's Account...............................12
      4.3  Risk of Forfeiture Accounts......................................12
      4.4  Distribution of a Participant's Account..........................14
      4.5  Acceleration of Payment During Employment........................16

ARTICLE V:  PLAN ADMINISTRATOR..............................................17

      5.1  Members..........................................................17
      5.2  Action...........................................................17
      5.3  Right and Duties.................................................17
      5.4  Compensation, Indemnity and Liability............................18
      5.5  Taxes............................................................18

ARTICLE VI:  CLAIMS PROCEDURE...............................................19

      6.1  Claims for Benefits..............................................19
      6.2  Appeals..........................................................19

ARTICLE VII:  AMENDMENT AND TERMINATION.....................................20

      7.1  Amendments.......................................................20
      7.2  Termination of Plan..............................................20
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ARTICLE VIII:  MISCELLANEOUS................................................21

      8.1  Limitation on Participant's Rights...............................21
      8.2  Benefits Unfunded................................................21
      8.3  Other Plans......................................................21
      8.4  Receipt or Release...............................................21
      8.5  Governing Law....................................................21
      8.6  Adoption of Plan by Related Employers............................22
      8.7  Gender, Tense, and Headings......................................22
      8.8  Successors and Assigns; Nonalienation of Benefits................22
      8.9  Facility of Payment..............................................22
      8.10  Separate Plans..................................................22

APPENDIX

      Article A:  Spinoff of Tricon..........................................2




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                                    ARTICLE I

                                  INTRODUCTION

            PepsiCo, Inc. (the "Company") established the PepsiCo Executive Income Deferral Program in 1972 to permit eligible executives to defer certain cash awards made under its executive compensation programs. Subsequently, the PepsiCo Executive Income Deferral Program (the "Plan") was expanded to permit eligible executives to defer base pay, certain other categories of executive compensation and gains on Performance Share Stock Options.

            Except as otherwise provided, this document sets forth the terms of the Plan as in effect on July 1, 1997. As of that date, it specifies the group of executives of the Company and certain affiliated employers eligible to make deferrals, the procedures for electing to defer compensation and the Plan's provisions for maintaining and paying out amounts that have been deferred. Additional provisions applicable to certain executives are set forth in the Appendix, which modifies and supplements the general provisions of the Plan.

            The Plan is unfunded and unsecured. Amounts deferred by an executive are an obligation of that executive's individual employer. With respect to his employer, the executive has the rights of a general creditor.



                                   ARTICLE II

                                   DEFINITIONS

            When used in this Plan, the following underlined terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

The account maintained for a Participant on the books of his Employer to determine, from time to time, the Participant's interest under this Plan. The balance in such Account shall be determined by the Plan Administrator. Each Participant's Account shall consist of at least one Deferral Subaccount for each separate deferral under Section 3.2. In accordance with Section 4.3, some or all of a separate deferral may be held in a Risk of Forfeiture Subaccount. The Plan Administrator may also establish such additional subaccounts as it deems necessary for the proper administration of the Plan. Where appropriate, a reference to a Participant's Account shall include a reference to each applicable subaccount that has been established thereunder.

adjusted base salary, as determined by the Plan Administrator and to the extent paid in U.S. dollars from an Employer's U.S. payroll. For any applicable payroll period, an eligible Employee's adjusted base salary shall be determined after reductions for applicable tax withholdings, Employee authorized deductions (including deductions for SaveUp, Benefits Plus and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of base salary available for deferral.

: An eligible Employee's adjusted annual incentive award under the his Employer's annual incentive plan or the Executive Incentive Compensation Plan, as determined and adjusted by the Plan Administrator and to the extent paid in U.S. dollars from an Employer's U.S. payroll. An eligible Employee's annual incentive awards shall be adjusted to reduce them for applicable tax withholdings, Employee authorized deductions (including deductions for SaveUp, Benefits Plus and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

: The person or persons who a Participant properly designates, as determined by the Plan Administrator, to receive the amounts in one or more of the Participant's subaccounts in the event of the Participant's death. To be effective, any Beneficiary designation must be in writing, signed by the Participant, and filed with the Plan Administrator prior to the Participant's death, and it must meet such other standards as the Plan Administrator shall require from time to time. If no designation is in effect at the time of a Participant's death or if all designated Beneficiaries have predeceased the Participant, then the Participant's Beneficiary shall be his estate. A Beneficiary designation of an individual by name (or name and relationship)
remains in effect regardless of any change in the designated individual's relationship to the Participant. A Beneficiary designation solely by relationship (for example, a designation of "spouse," that does not give the name of the spouse) shall designate whoever is the person in that relationship to the Participant at his death. An individual who is otherwise a Beneficiary with respect to a Participant's Account ceases to be a Beneficiary when all payments have been made from the Account.

:  The Internal Revenue Code, as amended.

: PepsiCo, Inc., a North Carolina corporation, or its successor or successors.

: A subaccount of a Participant's Account maintained to reflect his interest in the Plan attributable to each deferral of Base Compensation, Bonus Compensation, Performance Unit Payout and Stock Option Gains, respectively, and earnings or losses credited to such subaccount in accordance with Section 4.1(b).

: A Participant who is entitled to receive benefits under the PepsiCo Long Term Disability Plan shall be deemed to suffer from a disability. Participants who are not eligible to participate in the PepsiCo Long Term Disability Plan shall be deemed to suffer to from a disability if, in the judgment of the Plan Administrator, they satisfy the standards for disability under the PepsiCo Long Term Disability Plan.

:  July 1, 1997. Effective Date

: The form prescribed by the Plan Administrator on which a Participant specifies the amount of his Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains to be deferred pursuant to the provisions of Article III.

: Any person in a salaried classification of an Employer who (i) is receiving remuneration for personal services rendered in the employment of the Employer,
(ii) is either a United States citizen or a resident alien lawfully admitted for permanent residence in the United States, and (iii) is paid in U.S. dollars from the Employer's U.S. payroll.

: The Company and each of the Company's subsidiaries and affiliates that is currently designated as an Employer by the Plan Administrator.

:  The Employee Retirement Income Security Act of 1974, as amended.

: For purposes of converting a Participant's deferrals to PepsiCo Capital Stock as of any date, the Fair Market Value of PepsiCo Capital Stock is determined as the average of the high and low price on such date for PepsiCo Capital Stock as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places. For purposes of determining the value of a Plan distribution or for reallocating amounts between phantom investment options under the Plan, the Fair Market Value of PepsiCo Captial Stock is determined as the closing price on the applicable Valuation Date (identified based on the Plan Administrator's current procedures) for PepsiCo Capital Stock, whichever is applicable, as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places.

: Any Employee eligible pursuant to Section 3.1 who has satisfied the requirements for participation in this Plan and who has an Account. A Participant includes any individual who deferred compensation prior to the Effective Date and for whom any Employer maintains on its books an Account for such deferred compensation as of the Effective Date. An active Participant is one who is currently deferring under Section 3.2.

: The adjusted performance unit award payable to an Employee under the Company's Long Term Incentive Plan during a Plan Year, to the extent paid in U.S. dollars from an Employer's U.S. payroll. An eligible Employee's performance unit award shall be adjusted to reduce it for applicable tax withholdings, Employee authorized deductions, tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

: The PepsiCo Executive Income Deferral Program, as it may be amended from time to time.

: The Compensation Committee of the Board of Directors of the Company or its delegate or delegates.

:  The 12-month period from January 1 to December 31.

: Termination of service with the Company and its affiliates after attaining eligibility for retirement. A Participant attains eligibility for retirement when he attains at least age 55 with 10 or more years of service, or at least age 65 with 5 or more years of service (whichever occurs earliest) while in the employment of the Company or its affiliates. A Participant's service is determined under the terms of the PepsiCo Salaried Employees Retirement Plan.

: The subaccount provided for by Section 4.3 to contain the portion of each separate deferral that is subject to forfeiture.

: The gains on an eligible Employee's Performance Share Stock Options that are available for deferral under the Plan pursuant to Section 3.3(c). With respect to any options that are made subject to a Stock Option Gain deferral election, the gains on such options shall be determined through a sale of related shares by the Plan Administrator net of: (i) the exercise price of the options, (ii) any transaction costs incurred when such gains are captured through the sale of related shares, and (iii) any related taxes that the Plan Administrator determines will not otherwise be satisfied by the Participant. For purposes of such sales, the Plan Administrator may aggregate shares related to the options of different Participants, sell them over one or more days and divide the net proceeds from such aggregate sales between the Participants in a reasonable manner. The Plan Administrator shall have absolute discretion with respect to the timing and aggregation of such sales.

: A Participant's cessation of employment with the Company, all Employers and all other Company subsidiaries and affiliates (as defined for this purpose by the Plan Administrator). For purposes of determining forfeitures under Section
4.3 and distributing a Participant's Account under Section 4.4, the following shall apply:

                  (a) A Participant does not have a Termination of Employment when the business unit or division of the Company that employs him is sold if the Participant and substantially all employees of that entity continue to be employed by the entity or its successor after the sale. A
      Participant also does not have a Termination of Employment when the subsidiary of the Company that employs him is sold if: (i) the Participant continues to be employed by the entity or its successor after the sale, and (ii) the Participant's interest in the Plan continues to be carried as a liability by that entity or its successor after the sale through a successor arrangement. In each case, the Participant's Termination of Employment shall occur upon the Participant's post-sale termination of employment from such entity or its successor (and their related organizations, as determined by the Plan Administrator).

                  (b) With respect to any individual deferral, the term "Termination of Employment" may encompass a Participant's death or death may be considered a separate event, depending upon the convention the Plan Administrator follows with respect to such deferral.

: Each date as of which Participant Accounts are valued in accordance with procedures of the Plan Administrator that are currently in effect. As of the Effective Date, the Valuation Dates are March 31, June 30, September 30 and December 31. Values are determined as of the close of a Valuation Date or, if such date is not a business day, as of the close of the immediately preceding business day.



                                   ARTICLE III

                                  PARTICIPATION

 .           3.1  Eligibility to Participate

                  (a) An Employee shall be eligible to defer compensation under the Plan while employed by an Employer at salary grade level 14 or above. Notwithstanding the preceding sentence, from time to time the Plan Administrator may modify, limit or expand the class of Employees eligible to defer hereunder, pursuant to criteria for eligibility that need not be uniform among all or any group of Employees. During the period an individual satisfies all of the eligibility requirements of this section, he shall be referred to as an eligible Employee.

                  (b) Each eligible Employee becomes an active Participant on the date an amount is first withheld from his compensation pursuant to an Election Form submitted by the Employee to the Plan Administrator under
      Section 3.3.

                  (c) An individual's eligibility to participate actively by making deferrals under Section 3.2 shall cease upon the earlier of:

                        (1) The date he ceases to be an Employee who is employed
            by an Employer at salary grade level 14 or above; or

                        (2) The date the  Employee  ceases to be eligible  under
            criteria described in the last sentence of subsection (a) above.

                  (d) An individual, who has been an active Participant under the Plan, ceases to be a Participant on the date his Account is fully paid out.

 .           3.2  Deferral Election

                  (a) Each eligible Employee may make an election to defer under the Plan any whole percentage (up to 100%) of his Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains in the manner described in Section 3.3. Any amount of Base Compensation deferred by an eligible Employee for a Plan Year will be deducted each pay period during the Plan Year for which he has Base Compensation and is an eligible Employee. The amount of Bonus Compensation or Performance Unit Payout deferred by an Eligible Employee for a Plan Year will be deducted from his payment under the applicable compensation program at the time it would otherwise be made, provided he remains an eligible Employee at such time. Any Stock Option Gains deferred by an eligible Employee shall be captured as of the date or dates applicable for the category of underlying options under procedures adopted by the Plan Administrator, provided that the Plan Administrator determines the eligible Employee's rights in such options may still be recognized at such time.

                  (b) To be effective, an Eligible Employee's Election Form must set forth the percentage of Base Compensation, Bonus Compensation or Performance Unit Payout to be deferred (or for a deferral of Stock Option Gains, the specific options on which any gains are to be deferred), the investment choice under Section 4.1 (in multiples of 5 percent), the deferral period under Section 3.4, the eligible Employee's Beneficiary designation, and any other information that may be requested by the Plan Administrator from time to time. In addition, the Election Form must meet the requirements of Section 3.3 below.

 .           3.3  Time and Manner of Deferral Election
                 ------------------------------------

                  (a) Deferrals of Base Compensation. Subject to the next two sentences, an eligible Employee must make a deferral election for a Plan Year with respect to Base Compensation at least two months prior to the Plan Year in which the Base Compensation would otherwise be paid. An individual who newly becomes an eligible Employee during a Plan Year (or less than three months prior to a Plan Year) may make a deferral election with respect to Base Compensation to be paid during the balance of the current Plan Year within 30 days of the date the individual becomes an eligible Employee. Such an individual may also make an election at this time with respect to Base Compensation to be paid during the next Plan Year.

                  (b) Deferrals of Bonuses and Performance Unit Payouts. Subject to the next sentence, an eligible Employee must make a deferral election for a Plan Year with respect to his Bonus Compensation or Performance Unit Payout at least six months prior to the Plan Year in which the Bonus
      Compensation or Performance Unit Payout would otherwise be paid. An individual who newly becomes an eligible Employee may make a deferral election with respect to his Bonus Compensation or Performance Unit Payout to be paid during the succeeding Plan Year so long as the deferral election is made within 30 days of the date the individual becomes an eligible Employee and prior to the first day of such succeeding Plan Year.

                  (c) Deferrals of Stock Option Gains. From time to time, the Plan Administrator shall notify eligible Employees with outstanding Performance Share Options which options then qualify for deferral of their related Stock Option Gains. An eligible Employee who has qualifying options must make a deferral election with respect to his related Stock Option Gains at least 6 months before such qualifying options' proposed capture date (as defined below) or, if earlier, in the calendar year preceding the year of the proposed capture date. The "proposed capture date" for a set of options shall be the earliest date that the Plan Administrator would capture a Participant's Stock Option Gains in accordance with the deferral agreement prepared for such purpose by the Plan Administrator.

                  (d) General  Provisions.  A separate  deferral  election under
      (a), (b) or (c) above must be made by an eligible Employee for each category of a Plan Year's compensation that is eligible for deferral. If an eligible Employee fails to file a properly completed and executed Election Form with the Plan Administrator by the prescribed time, he will be deemed to have elected not to defer any Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains, as the case may be, for the applicable Plan Year. An election is irrevocable once received and determined by the Plan Administrator to be properly completed. Increases or decreases in the amount or percentage a Participant elects to defer shall not be permitted during a Plan Year. Notwithstanding the preceding three sentences, to the extent necessary because of extraordinary circumstances, the Plan Administrator may grant an extension of any election period and may permit (to the extent necessary to avoid undue hardship to an eligible Employee) the complete revocation of an election with respect to future deferrals. Any such extension or revocation shall be available only if the Plan Administrator determines that it shall not trigger constructive receipt of income and is desirable for plan administration, and only upon such conditions as may be required by the Plan Administrator.

                  (e) Beneficiaries. A Participant designates on the Election Form a Beneficiary to receive payment in the event of his death of amounts credited to his Account. A Beneficiary is paid in accordance with the terms of a Participant's Election Form, as interpreted by the Plan Administrator in accordance with the terms of this Plan. At any time, a Participant may change a Beneficiary designation for any or all subaccounts in a writing that is signed by the Participant and filed with the Plan Administrator prior to the Participant's death, and that meets such other standards as the Plan Administrator shall require from time to time.

            3.4 Period of Deferral. An eligible Employee making a deferral election shall specify a deferral period on his Election Form by designating a specific payout date, one or more specific payout events or both a date and one or more specific events from the choices that are made available to the eligible Employee by the Plan Administrator. Subject to the next sentence, an eligible Employee's elected period of deferral shall run until the earliest occurring date or event specified on his Election Form. Notwithstanding an eligible Employee's actual election, an eligible Employee shall be deemed to have elected a period of deferral of not less than:

                  (a) For Base Compensation, at least 6 months after the Plan Year during which the Base Compensation would have been paid absent the deferral;

                  (b) For Bonus Compensation, at least 1 year after the date the Bonus Compensation would have been paid absent the deferral;

                  (c) For Performance Unit Payouts, at least 1 year after the date the Performance Unit Payout would have been paid absent the deferral; and

                  (d) For Stock Option Gains, at least 1 year after the date the Stock Option Gain is credited to a Deferral Subaccount for the benefit of the Participant.


                                   ARTICLE IV

                            INTERESTS OF PARTICIPANTS

 .           4.1  Accounting for Participants' Interests

                  (a) Deferral Subaccounts. Each Participant shall have a separate Deferral Subaccount credited with the amount of each separate deferral of Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains made by the Participant under this Plan. A Participant's deferral shall be credited to his Account as soon as practicable following the date when the deferral of compensation actually occurs, as determined by the Plan Administrator. A Participant's Account is a bookkeeping device to track the value of his deferrals (and his Employer's liability therefor). No assets shall be reserved or segregated in connection with any Account, and no Account shall be insured or otherwise secured.

                  (b) Account Earnings or Losses. As of each Valuation Date, a Participant's Account shall be credited with earnings and gains (and shall be debited for expenses and losses) determined as if the amounts credited to his Account had actually been invested as directed by the Participant in accordance with this section (as modified by Section 4.3). The Plan provides only for "phantom investments," and therefore such earnings, gains, expenses and losses are hypothetical and not actual. However, they shall be applied to measure the value of a Participant's Account and the amount of his Employer's liability to make deferred payments to or on behalf of the Participant.

                        (c) Investment Options. Each of a Participant's Subaccounts (other than those containing Stock Option Gains) shall be invested on a phantom basis in any combination of phantom investment options specified by the Participant (or following the Participant's death, by his Beneficiary) from those offered by the Plan Administrator from time to time. Subsection (e) below governs the phantom investment options available for deferrals of Stock Option Gains. The Plan Administrator may discontinue any phantom investment option with respect to some or all Accounts, and it may provide for shifting a Participant's phantom investment from the discontinued option to a specified replacement option (unless the Participant selects another replacement option in accordance with such requirements as the Plan Administrator may apply). As of the Effective Date, the phantom investment options are:

                              (1) Interest Bearing Account. Participant Accounts
            invested in this phantom option accrue a return based upon the prime rate of interest announced from time to time by Citibank, N.A. (or another bank designated by the Plan Administrator from time to time). Returns accrue during the period since the last Valuation Date based on the prime rate in effect on the first business day after such Valuation Date and are compounded annually. An amount deferred or transferred into this option is credited with the applicable rate of return beginning with the date as of which the amount is invested in this option by the Plan Administrator.

                              (2) PepsiCo  Capital  Stock  Account.  Participant
            Accounts invested in this phantom option are adjusted to reflect an investment in PepsiCo Capital Stock. An amount deferred or transferred into this option is converted to phantom shares of PepsiCo Capital Stock of equivalent value by dividing such amount by the Fair Market Value of a share of PepsiCo Capital Stock on the date as of which the amount is invested in this option by the Plan Administrator. Only whole shares are determined. Any remaining amount (and all amounts that would be received by the Account as dividends, if dividends were paid on phantom shares of PepsiCo Capital Stock as they are on actual shares) are credited to a dividend subaccount that is invested in the phantom option in paragraph (1) above (the Interest Bearing Account).

                                    (i) A Participant's  interest in the PepsiCo
                  Capital Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares credited to his Account on such date by the Fair Market Value of a share of PepsiCo Capital Stock on such date, and then adding the value of the Participant's dividend subaccount.

                                    (ii) If  shares  of  PepsiCo  Capital  Stock
                  change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other similar corporate change, such equitable adjustment shall be made in the number of shares credited to an Account or subaccount as the Plan Administrator may determine to be necessary or appropriate.

            In no event will shares of PepsiCo Capital Stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of PepsiCo Capital Stock on account of an interest in this phantom option.

                              (3) SaveUp  Accounts.  From time to time, the Plan
            Administrator shall designate which of the investment options under the Company's Long Term Savings Plan (SaveUp) shall be available as phantom investment options under this Plan. As of the Effective Date, such available phantom options are the Equity-Index Account, Equity-Income Account, and the Security Plus Account. Participant Accounts invested in these phantom options are adjusted to reflect an investment in the corresponding investment options under SaveUp. An amount deferred or transferred into one of these options is converted to phantom units in the applicable SaveUp fund of equivalent value by dividing such amount by the value of a unit in such fund on the date as of which the amount is invested in this option by the Plan Administrator. Thereafter, a Participant's interest in each such phantom option is valued as of a Valuation Date by multiplying the number of phantom units credited to his Account on such date by the value of a unit in the applicable SaveUp fund.

                  (d) Method of Allocation. With respect to any deferral election by a Participant, the Participant must use his Election Form to allocate the deferral in 5 percent increments among the phantom investment options then offered by the Plan Administrator. Thereafter, a Participant may reallocate previously deferred amounts in a subaccount by properly completing and submitting a fund transfer form provided by the Plan Administrator and specifying, in 5 percent increments, the reallocation of his Subaccount among the phantom investment options then offered by the Plan Administrator. Any such transfer form shall be effective as of the Valuation Date that follows its receipt by at least the number of days that the Plan Administrator specifies for this purpose from time to time. If more than one transfer form is received on a timely basis for a subaccount, the transfer form that the Plan Administrator determines to be the most recent shall be followed.

                  (e) Investment Choices for Stock Option Gains. Deferrals of Stock Option gains initially may be invested only in the PepsiCo Capital Stock Account. In the case of a Participant who has attained his Retirement, the Plan Administrator may make available some or all of the other phantom investment options described in subsection (c) above. In this case, any election to reallocate the balance in the Participant's applicable Deferral Subaccount shall be governed by the foregoing provisions of this section.

 . Except as provided in Section 4.3, a Participant's interest in the value of his Account shall at all times be 100 percent percent vested, which means that it will not forfeit as a result of his Termination of Employment.

            4.3 Risk of Forfeiture Subaccounts. A Participant may elect to defer Base Compensation, Bonus Compensation or Performance Unit Payouts to a Risk of Forfeiture Subaccount only if: (i) he had, as of June 1, 1994, a deferred compensation subaccount maintained under a forfeiture agreement (as defined below), and (ii) he is not yet eligible for Retirement when the first amount would be deferred pursuant to his current risk-of-forfeiture election. A "forfeiture agreement" is an agreement with the Company, any Employer, or one of their predecessors providing that the subaccount would be forfeited if the employee terminated employment voluntarily or on account of misconduct prior to Retirement.. A Participant who meets these requirements may elect under Article III to defer some or all of his eligible compensation to a Risk of Forfeiture Subaccount subject to the following terms.

                  (a) A Risk of Forfeiture Subaccount will be terminated and forfeited in the event that the Participant has a Termination of Employment that is voluntary or because of his misconduct prior to the earliest of:

                        (1) The end of the deferral period designated in his Election Form for such deferral;

                        (2) The date the Participant becomes eligible for Retirement (as specified above); or

                        (3) The date  indicated on his Election  Form as the end
            of the risk of forfeiture condition (but not before completing the minimum risk of forfeiture period required by the Plan Administrator from time to time).

                  (b) A Risk of Forfeiture Subaccount shall become fully vested (and shall cease to be a Risk of Forfeiture Subaccount) when:

                        (1)  The  Participant   reaches  any  of  the  dates  in
            subsection (a) above while still employed by the Company or one of its affiliates, or

                        (2) On the date the Participant terminates involuntarily
            from his Employer (including death and termination for Disability), provided that such termination is not for his misconduct.

                  (c) No amounts credited to a Risk of Forfeiture Subaccount may be transferred to a subaccount of the Participant that is not a Risk of Forfeiture Subaccount. No amounts credited to a subaccount of the Participant that is not a Risk of Forfeiture Subaccount may be transferred to a Risk of Forfeiture Subaccount.

                  (d) A Participant may initially direct and then reallocate his Risk of Forfeiture Subaccount to any of the phantom investment options under the Plan that are currently available for such direction or reallocation, whichever applies. During the period before a Risk of Forfeiture Subaccount ceases to be a Risk of Forfeiture Subaccount, the return under any such phantom investment option shall be supplemented as follows.

                        (1) In the case of the PepsiCo  Capital  Stock  Account,
            the Participant's dividend subaccount thereunder shall be credited with an additional year-end dividend amount equal to 2 percent of the average closing price of PepsiCo Capital Stock for the 30 business days preceding the end of the Company's fiscal year multiplied by the number of phantom shares of PepsiCo Capital Stock credited to the Participant's Account as of the end of the year. If the Participant's subaccount was not a Risk of Forfeiture Subaccount for the entire year (or if the Participant reallocated amounts to the PepsiCo Capital Stock Account after the beginning of the year), this 2 percent additional dividend will be prorated down appropriately, as determined by the Plan Administrator. In addition, the Participant's dividend subaccount shall earn interest at a rate that is 2 percent above the rate ordinarily applicable under the Interest Bearing Account for the period that it is contained within a Risk of Forfeiture Subaccount.

                        (2) In the case of any other available phantom investment option, the return on each such option shall be supplemented with an additional 2% annual return for the period that it is held within a Risk of Forfeiture Subaccount (but prorated for periods of such investment of less than a year).

 .  A Participant's Account shall be distributed in cash as provided in this
Section 4.4.

                  (a) Scheduled Payout Date. With respect to a specific deferral, a Participant's "Scheduled Payout Date" shall be the earlier of:

                        (1) The date selected by the Participant for such deferral in accordance with Section 3.4, or

                        (2) The first day of the  calendar  quarter that follows
            the earliest to occur event selected by the Participant for such deferral in accordance with Section 3.4.

      Notwithstanding the prior sentence, in the case of a deferral of Stock Option Gains, a Participant's Scheduled Payout Date for such deferral shall be first day of the calendar quater following his Termination of Employment other than for death, Disability or Retirement (or 12 months after the date of the deferral, if that would be later than such first day). Unless an election has been made in accordance with subsection (b) below, the Participant's subaccount containing the deferral shall be distributed to the Participant in a single lump sum as soon as practicable following the Scheduled Payout Date.

                  (b) Payment Election. A Participant may delay receipt of a subaccount beyond its Scheduled Payout Date, or elect to receive installments rather than a lump sum, by making a payment election under this subsection. A payment election must be made by the calendar year before the year containing the Scheduled Payout Date (or if earlier, at least 6 months before the Scheduled Payout Date). Any payment election to receive a lump sum at a later time must specify a revised payout date that is at least 12 months after the Scheduled Payout Date. Any payment election to receive installment payments in lieu of a lump sum shall specify the amount (or method for determining) each installment and a set of revised payout dates, the last of which must be at least 12 months after the Scheduled Payout Date. With respect to any subaccount, only one election may be made under this subsection. Beneficiaries are not permitted to make elections under this subsection. In addition, an election under this subsection may not delay the distribution of a deferral of Stock Option Gains made by a Participant whose employment has terminated other than for death, Disability or Retirement. Actual payments shall be made as soon as practicable following a revised payout date.

                  (c) Valuation. In determining the amount of any individual distribution pursuant to subsection (a) or (b) above, the Participant's subaccount shall continue to be credited with earnings and gains (and debited for expenses and losses) under Sections 4.1 and 4.3 until the Valuation Date preceding the Scheduled Payout Date or revised payout date for such distribution (whichever is applicable). In determining the value of a Participant's remaining subaccount following an installment distribution, such installment distribution shall reduce the value of the Participant's subaccount as of the close of the Valuation Date preceding the revised payout date for such installment.

                  (d)   Limitations.   The   following   limitations   apply  to
      distributions from the Plan.

                        (1) Installments may only be made quarterly, semi-annually or annually, for a period of no more than 20 years, and not later than the Participant's 80th birthday (or what would have been his 80th birthday, if the Participant dies earlier).

                        (2) If a Participant has elected a Scheduled Payout Date
            that would be after his 80th birthday, the Participant shall be deemed to have elected his 80th birthday as his Scheduled Payout Date.

                        (3) If a Participant has elected to defer income,  which
            would qualify as performance-based compensation under Code section 162(m), into a Risk of Forfeiture Subaccount, then such subaccount may not be paid out at any time while the Participant is a covered employee under Code section 162(m)(3), to the extent the Plan Administrator determines it would result in compensation being paid to the Participant in such year that would not be deductible under Code section 162(m). The payout of any such amount shall be deferred until a year when the Participant is no longer a section 162(m) covered employee. The Plan Administrator may waive the foregoing provisions of this paragraph to the extent necessary to avoid an undue hardship to the Participant. This paragraph shall apply notwithstanding any provision of the Plan to the contrary.

                  (e) Upon a Participant's death, his Beneficiary shall be paid each subaccount still standing to the Participant's credit under the Plan in accordance with the terms of the Participant's payout election for such subaccount under Section 3.4, or his payment election under subsection (b) above, whichever is applicable.

  Except as expressly provided in this Section 4.5, no payments shall be made under this Plan prior to the date (or dates) applicable under Section 4.4.

                  (a) A Participant who is suffering severe financial hardship resulting from extraordinary and unforeseeable events beyond the control of the Participant (and who does not have other funds reasonably available that could satisfy the severe financial hardship) may file a written request with the Plan Administrator for accelerated payment of all or a portion of the amount credited to his Account. A committee composed of representatives from the Company's Compensation Department, Tax Department and Law Department, or such other parties as the Plan Administrator may specify from time to time, shall have sole discretion to determine whether a Participant satisfies the requirements for a hardship request and the amount that may be distributed (which shall not exceed the amount reasonably necessary to alleviate the Participant's hardship).

                  (b) After a Participant has filed a written request pursuant to this section, along with all supporting material, the committee shall grant or deny the request within 60 days (or such other number of days as is customarily applied from time to time) unless special circumstances warrant additional time.

                  (c) The Plan Administrator may adjust the standards for hardship withdrawals from time to time to the extent it determines such adjustment to be necessary to avoid triggering constructive receipt of income under the Plan.

                  (d) A Beneficiary may also request a hardship distribution upon satisfaction of the foregoing requirements and subject to the foregoing limitations.

                  (e) When some or all of a Participant's subaccount is distributed pursuant to this section, the distribution and the subaccount shall be valued as provided by the Plan Administrator, using rules patterned after those in Section 4.4(c) above, on the Valuation Date coincident with or immediately preceding the date on which approval for accelerated payment is granted.


                                    ARTICLE V

                               PLAN ADMINISTRATOR

 . The Plan Administrator is the Compensation Committee of the Company's Board of Directors (the "Committee") or its delegate or delegates, who shall act within the scope of their delegation pursuant to such operating guidelines as the Committee shall establish from time to time. The Plan Administrator is responsible for the administration of the Plan.

 . Action by the Committee may be taken in accordance with procedures that the Committee adopts from time to time or that the Company's Law Department determines are legally permissible.

 . The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                  (a) To exercise its discretionary authority to construe, interpret, and administer this Plan;

                  (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

                  (c) To compute and certify to the Employer the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid;

                  (d) To authorize all disbursements by the Employer pursuant to this Plan;

                  (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan;

                  (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

                  (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                  (h) To establish or to change the phantom investment options or arrangements under Article IV; and

                  (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Plan Administrator has the exclusive and discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits, to determine the amount and manner of payment of such benefits and to make any determinations that are contemplated by (or permissible under) the terms of this Plan, and its decisions on such matters will be final and conclusive on all parties. Any such decision or determination shall be made in the absolute and unrestricted discretion of the Plan Administrator, even if (A) such discretion is not expressly granted by the Plan provisions in question, or (B) a determination is not expressly called for by the Plan provisions in question, and even though other Plan provisions expressly grant discretion or call for a determination. In the event of a review by a court, arbitrator or any other tribunal, any exercise of the Plan Administrator's discretionary authority shall not be disturbed unless it is clearly shown to be arbitrary and capricious.

 . The Plan Administrator will serve without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator will be paid by the Employer. No member of the Committee, and no individual acting as the delegate of the Committee, shall be liable for any act or omission of any other member or individual, nor for any act or omission on his own part, excepting his own willful misconduct. The Employer will indemnify and hold harmless each member of the Committee and any individual or individuals acting as the delegate of the Committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the Committee (or his serving as the delegate of the Committee), excepting only expenses and liabilities arising out of his own willful misconduct.

 . If the whole or any part of any Participant's Account becomes liable for the payment of any estate, inheritance, income, or other tax which the Employer may be required to pay or withhold, the Employer will have the full power and authority to withhold and pay such tax out of any moneys or other property in its hand for the account of the Participant. The Employer will provide the Participant notice of such withholding. Prior to making any payment, the Employer may require such releases or other documents from any lawful taxing authority as it shall deem necessary.


                                   ARTICLE VI

                                CLAIMS PROCEDURE

 . If a Participant or Beneficiary (hereafter, "Claimant") does not receive timely payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator or to the Company. If the claim for benefits is denied, the Plan Administrator will notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension may not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits should advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his claim, and the steps which the Claimant must take to have his claim for benefits reviewed.

 . Each Claimant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he received the written notice denying his claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and will be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision may be rendered not later than 120 days after receipt of a request for review.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

 . The Compensation Committee of the Board of Directors of the Company has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner; provided, however, that no such amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing and adopted by the Committee or an officer of the Company who is authorized by the Committee for this purpose. All Participants shall be bound by such amendment.

 . The Company expects to continue this Plan, but does not obligate itself to do so. The Company, acting by the Compensation Committee of its Board of Directors, reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan will be binding on all Participants (and a partial termination shall be binding upon all affected Participants), but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated (in whole or in part), amounts theretofore credited to affected Participants' Accounts may either be paid in a lump sum immediately, or distributed in some other manner consistent with this Plan, as determined by the Plan Administrator in its sole discretion.


                                  ARTICLE VIII

                                  MISCELLANEOUS


 . Participation in this Plan does not give any Participant the right to be retained in the Employer's or Company's employ (or any right or interest in this Plan or any assets of the Company or Employer other than as herein provided). The Company and Employer reserve the right to terminate the employment of any Participant without any liability for any claim against the Company or Employer under this Plan, except for a claim for payment of deferrals as provided herein.

 . The benefits provided by this Plan are unfunded. All amounts payable under this Plan to Participants are paid from the general assets of the Participant's individual Employer. Nothing contained in this Plan requires the Company or Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan creates only a contractual obligation on the part of a Participant's individual Employer, and the Participant has the status of a general unsecured creditor of this Employer with respect to amounts of compensation deferred hereunder. No other Employer guarantees or shares such obligation, and no other Employer shall have any liability to the Participant or his Beneficiary. In the event, a Participant transfers from the employment of one Employer to another, the former Employer shall transfer the liability for deferrals made while the Participant was employed by that Employer to the new Employer (and the books of both Employers shall be adjusted appropriately).

 . This Plan shall not affect the right of any eligible Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by any Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment.

 . Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Employer and the Company, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

 . This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of North Carolina. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

 . The Plan Administrator may select any corporation related to the Company by stock ownership as an Employer and permit or cause such corporation to adopt the Plan. The selection by the Plan Administrator shall govern the effective date of the adoption of the Plan by such related Employer.

 . In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

 . This Plan inures to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns; provided, however, that the amounts credited to the Account of a Participant are not (except as provided in Section 5.5) subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, will be null and void and not binding on the Plan or the Company or Employer. Notwithstanding the foregoing, the Company reserves the right to make payments in accordance with a divorce decree, judgment or other court order as and when cash payments are made in accordance with the terms of this Plan due to the Account of a Participant and credited against such Account.

 . Whenever, in the Plan Administrator's opinion, a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Employer to make payments to such person or to the legal representative of such person for his benefit, or to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment to the Participant or Beneficiary under the Plan.

 . This Plan document encompasses three separate plans of deferred compensation for all legal purposes, including ERISA and federal and state tax law, as set forth in subsections (a), (b) and (c) below.

                  (a) The portion of the Plan that provides for deferrals of Base Compensation and Bonus Compensation (which shall be known as the "PepsiCo Executive Income Deferral Plan").

                  (b) The portion of the Plan that provides for deferrals of Performance Unit Payouts (which shall be known as the "PepsiCo Performance Unit Deferral Plan").

                  (c) The portion of the Plan that provides for deferrals of Stock Option Gains (which shall be known as the "PepsiCo Option Gains Deferral Plan").

Together, these three separate plans of deferred compensation are referred to as the PepsiCo Executive Income Deferral Program.



      This _____ day of ____________________, 1997, the above restated Plan is hereby adopted and approved by the Company's duly authorized officer to be effective as stated herein.


                                  PEPSICO, INC.



                              By:_____________________________________



APPROVED


By:  _____________________________
        Law Department

                  PEPSICO EXECUTIVE INCOME DEFERRAL PROGRAM

                                    APPENDIX



            The following Appendix articles modify or supplement the general terms of the Plan as it applies to certain executives.

            Except as specifically modified in the Appendix, the foregoing provisions of the Plan shall fully apply. In the event of a conflict between this Appendix and the foregoing provisions of the Plan, the Appendix shall govern with respect to the conflict.

                                    ARTICLE A

                                SPINOFF OF TRICON

            This Article sets forth provisions that apply in connection with the Company's spinoff of Tricon Global Restaurants, Inc.

            A.1 Definitions: When used in this Article, the following underlined terms shall have the meanings set forth below. Except as otherwise provided in this Article, all terms that are defined in Article II of the Plan shall have the meaning assigned to them by Article II.

                  (a) Distribution Date: The "Distribution Date" as that term is defined in the 1997 Separation Agreement between PepsiCo, Inc.
      and Tricon.

                  (b) PepsiCo Account Holder: A Participant who has an interest in the PepsiCo Capital Stock Account on the Reference Date.

                  (c)   Reference   Date:   The  date   specified  by  the  Plan
      Administrator for purposes of determining who shall be credited with an interest in the Tricon Common Stock Account.

                  (d) Transferred Individual: A "Transferred Individual" as that term is defined in the 1997 Employee Programs Agreement between PepsiCo, Inc. and Tricon.

                  (e) Transition Individuals: A "Transition Individual" as that term is defined in the 1997 Employee Programs Agreement between PepsiCo, Inc. and Tricon.

                  (f) Tricon: Tricon Global Restaurants, Inc., a North Carolina Corporation.

                  (g) Tricon Account Holder: A PepsiCo Account Holder whose interest in the PepsiCo Capital Stock Account on the Reference Date includes at least 10 phantom shares of PepsiCo Capital Stock.

            A.2 Transfer of Benefits and Liabilities. Effective as of the end of the day on the Distribution Date, all interests in the Plan of (and Plan liabilities with respect to) nonterminated Transferred Individuals shall be transferred to the Tricon Executive Income Deferral Program. This transfer shall constitute a complete payout of these individuals' Accounts for purposes of determining who is a Participant or Beneficiary under the Plan. For this purpose, a Transferred Individual shall be considered "nonterminated" if he is actively employed by (or on a leave of absence from and expected to return to) Tricon and any of its affiliates, as of the end of the day on the Distribution Date.

            A.3 Cessation of Employer Status. Effective as of the end of the day on the Distribution Date, any Employer who is a member of the Tricon corporate group (Tricon and its affiliates, as determined by the Plan Administrator) shall no longer qualify as Employers hereunder. Any individual whose Account is transferred in accordance with Section A.2 shall not thereafter be able to defer any compensation (including Stock Option Gains) under this Plan, unless he returns to employment with an Employer following the Distribution Date.

            A.4 Employment Transfers by Transition Individuals. If a Participant is transferred to Tricon under circumstances that cause him to be a Transition Individual (a "Transition Transfer"), such transfer to Tricon shall not be considered a Termination of Employment or other event that could trigger distribution of the Participant's interest in the Plan. In this case, the Participant's interest in the Plan (and all Plan liabilities with respect to the Participant) shall be transferred to the Tricon Executive Income Deferral Program. This transfer shall constitute a complete payout of the Participant's Account for purposes of determining who is a Participant or Beneficiary under the Plan.

            A.5 Special Tricon Stock Investment Option. As of the Distribution Date, the Plan Administrator shall establish a temporary phantom investment option under the Plan, the Tricon Common Stock Account, and each Tricon Account Holder shall be credited with an interest in such account.

                  (a) Establishing the Account Holder's Interest. The amount of a Tricon Account Holder's interest is determined by dividing by 10 the number of phantom shares of PepsiCo Capital Stock standing to his credit in the PepsiCo Capital Stock Account on the Reference Date. The portion of the resulting quotient that is an integer shall be the number of phantom shares of Tricon Common Stock that is credited to the Participant's Tricon Common Stock Account as of the Distribution Date. A Tricon Stock Holder's interest in the Tricon Common Stock Account shall also include a dividend subaccount. The initial balance in the divident subaccount shall be zero, but it shall thereafter be credited with all amounts that would be received for the Participant by the Tricon Common Stock Account as dividends, if dividends were paid on phantom shares of Tricon Common Stock as they are on actual shares. All amounts credited to this dividend subaccount shall be invested in the phantom option described in Section 4.1(c)(1) (the Interest Bearing Account).

                  (b) Valuation and Adjustment: A Participant's interest in the Tricon Common Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares credited to his Account on such date by the fair market value of a share of Tricon Common Stock on such date, and then adding the value of the Participant's dividend subaccount.

                        (1) As of any  date,  the fair  market  value of  Tricon
            Common Stock is determined for purposes of this Article as the mean of the high and low price on such date for Tricon Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places.

                              (2) If  shares of Tricon  Common  Stock  change by
            reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, complete or partial liquidation or other similar corporate change, such equitable adjustment shall be made in the number of shares credited to an Account or subaccount as the Plan Administrator may determine to be necessary or appropriate.

      In no event will shares of Tricon Common Stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of Tricon Common Stock on account of an interest in the Tricon Common Stock Account.

                  (c) Investment Reallocations. In accordance with Section 4.1(e), a Tricon Account Holder may reallocate amounts from his Subaccounts in the Tricon Common Stock Account to other phantom investment options under the Plan that are available for this purpose. No Participant may reallocate amounts into the Tricon Common Stock Account.

                  (c) Termination of the Tricon Common Stock Account. Effective as of the end of the day on December 31, 1998 (or such later date as the Plan Administrator shall specify), the Tricon Common Stock Account shall cease to be available under the Plan. Any amount under the Plan still standing to the credit of a Participant on such date shall automatically be reallocated to the phantom investment option described in Section 4.1(c)(1) (the Interest Bearing Account) unless the Participant selects a different replacement option in accordance with such requirements as the Plan Administrator may apply.

            A.6 PepsiCo Account Holders with Less Than 10 Shares: The interest in the PepsiCo Capital Stock Account of any PepsiCo Account Holder who does not qualify to be a Tricon Account Holder shall be adjusted as of the Distribution Date. Pursuant to this adjustment, the value of his dividend subaccount under the PepsiCo Capital Stock Account shall be increased by the product of (a) and
(b) below:

                  (a) The number of phantom shares of PepsiCo stock credited to the Participant's Account under the PepsiCo Capital Stock Account divided by 10.

                  (b) The fair market value of a share of Tricon Common Stock on the Distribution Date.